OTC:BB Symbol:  MBYL

PRESS RELEASE                                                        March 2, 2011

MOBILE DATA CORP. RELEASES NEWEST VERSION OF MDC-TRACKER AND MDC-KIDTRACKER CHILD SAFTEY APPLICATION FOR BLACKBERRY SMARTPHONES

San Jose, CA – March 2, 2011: Further to its news announcement of February 15th 2011, Mobile Data Corp. (OTCBB: MBYL) is pleased to officially announce the release of the MDC-KidTracker as of March 2, 2011. Starting March 2nd all visitors to the Company’s website, who register for the product at www.mdctracker.com/registration.aspx will receive the MDC-KidTracker application for a 30 day free evaluation.

According to Mobile Data Corp’s CEO, Steve Cozine “This v1.0 beta product release is the culmination of significant technical development of the MDC-KidTracker, and our back-end platform. We are excited about this child safety product and want to share our enthusiasm with parents around the world who are concerned about the welfare of their children. Therefore, we are offering anyone who registers on our website a thirty day free evaluation of the MDC-KidTracker, so that they may see for themselves the benefits of this important product. ”

The MDC-KidTracker gives parents the ability to know the location of their child’s BlackBerry SmartPhone at any given time, and by extension, the location of that child. Mobile Data Corp has developed the MDC-KidTracker™ so that parents have access to critical information data points to help ensure the safety, and have knowledge of the whereabouts, of their children. As administrators of a child’s phone, parents have the ability to access the MDC Website and set geographic location parameters within which their child may move without concern, as well as, speed parameters. Should the child go outside of the boundaries or exceed the set speed limit set by the parent, they will automatically be notified that the child’s BlackBerry Smartphone has moved outside of the set parameters. Such notification will take the form of an instant E-mail alert.  Parents can then go to the Administration page through the MDC web site to find out the current location as well as direction and speed the child is travelling, if that’s the case. This is important to know in the event that the child may be in a vehicle when such a situation is not appropriate. Such an incident could signal a worst case scenario – such as a potential kidnapping -and the information could have a profound impact on the ultimate safety of the child. Parents can then immediately take action to protect their child.

The MDC-KidTracker is available through the MDC website, www.mobiledatacorp.com , at a cost of $4.99 per month, after the 30 day evaluation period. Please visit the product page of our website for further information about the KidTracker.

The MDC-Tracker is a software application that tracks the location history of a  BlackBerry SmartPhone over programmable specified time frames for business and human asset management reporting and accountability protocols.

Mobile Data Corp is a solutions provider for telecommunications and computer convergence.

Further information about Mobile Data Corp., the "MDCTracker", and the "MDC-KidTracker" BlackBerry SmartPhone applications may be obtained from the company's website at www.mobiledatacorp.com.

Please contact us should you have any questions: info@mobiledatacorp.com

Safe Harbor Statement

Forward-looking statements in this news release are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used herein, words such as "intend" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on assumptions made by and information available to Mobile Data Corp. Investors are cautioned that such forward-looking statements involve risks and uncertainties. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, without limitation, continued acceptance of Mobile's products, technological changes and the successful development of new products, dependence on third-party networks to provide services, dependence on intellectual property rights, increased levels of competition, possible product defects and product liability, changes in Canadian and foreign laws and regulations, significant fluctuations of quarterly operating results, risks related to international sales and potential foreign currency exchange fluctuations, the initiation or outcome of litigation, acts or potential acts of terrorism, international conflicts, and other risks and factors detailed from time to time in Mobile's periodic reports filed with the United States Securities and Exchange Commission, and other regulatory authorities. Should one or more of these risks or uncertainties materialize, or should any of Mobile's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Mobile's forward-looking statements. Except as required by law, Mobile disclaims any obligation to update or public announce any revisions to any of the forward-looking statements contained in this press release. This communication to shareholders and the public contains certain forward-looking statements.

SOURCE Mobile Data Corp.

Belkis Jimenez Rivero Director and CFO Mobile Data Corp. 2033 Gateway Place 5th Floor San Jose California 95110 Phone: 408 459 0916 Fax: 408 459 0916 email: info@mobiledatacorp.com